UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023
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ASCEND WELLNESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-254800	83-0602006
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1411 Broadway
16th Floor
New York, NY 10018

(Address of principal executive offices)
(646) 661-7600
(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On October 25, 2023, Ascend Wellness Holdings, Inc. (the “Company”) issued a press release announcing selected preliminary financial results for the quarter ended September 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K, which is incorporated into this item by reference.

The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer
On October 25, 2023, the Company announced the appointment of Mark Cassebaum as the new chief financial officer of the Company, effective November 27, 2023. In connection with his appointment, the Company and Mr. Cassebaum entered into an employment agreement (the “CFO Employment Agreement”), pursuant to which Mr. Cassebaum will receive an annual base salary of $450,000, an annual bonus of up to 100% of his base salary based on achievement of certain target performance goals, a one-time inducement cash bonus of $135,000, and a one-time grant of 350,000 restricted stock units under the Company’s 2021 Stock Incentive Plan which shall vest 25% annually over a four year period, assuming Mr. Cassebaum’s continued employment by the Company through each such date, subject to the terms of the applicable award agreement. Mr. Cassebaum will be eligible to participate in the Company’s Long Term Incentive Program, starting in the 2024 fiscal year. Upon Mr. Cassebaum’s death or disability or termination by the Company for Cause (as defined in the CFO Employment Agreement), Mr. Cassebaum shall be entitled to any base salary, vacation time and annual bonus from the prior year earned but not paid, and any unreimbursed business expenses (together, the “Final Compensation”). Upon termination other than for Cause or Mr. Cassebaum’s resignation for Good Reason (as defined in the CFO Employment Agreement), the Company shall pay Mr. Cassebaum the Final Compensation and an amount equal to the sum of his base salary.

Mr. Cassebaum, 44, served as Executive Vice President of Finance and Planning of Centric Brands since April 2023. He also served at Bed Bath & Beyond as Senior Vice President - Finance and Operations from January 2022 to April 2023 and as Vice President and Chief Financial Officer of BuyBuy Baby from December 2019 to January 2022. Prior to Bed Bath & Beyond, Mr. Cassebaum has served in various capacities at Ralph Lauren since joining the company in 2010, including most recently as Vice President - Corporate Financial Planning and Analysis from 2017 to January 2022, and at UPS from 2002 to 2007. He received his MBA in Finance & Supply Chain Management and B.S. in Finance from Rutgers University.

The foregoing description of the CFO Employment Agreement is subject to and qualified in its entirety by reference to the full text of the CFO Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2023.

Mr. Cassebaum does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions with regard to Mr. Cassebaum reportable under Item 404(a) of Regulation S‑K.

Departure of Chief Financial Officer

On October 25, 2023, the Company announced that Dan Neville, the Company’s Chief Financial Officer, will be leaving the Company effective November 10, 2023. Mr. Neville is resigning from the Company to pursue a new professional opportunity, and his departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated October 25, 2023

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascend Wellness Holdings, Inc.

October 25, 2023	/s/ Daniel Neville
Daniel Neville Chief Financial Officer (Principal Financial Officer)
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